February 3, 1999

Intermark Management Inc.
Intermark Building
3830 Forest Drive, Suite 202
Columbia, SC 29204.

Gentlemen:

         Reference is made to the Cable System Installation Agreement dated as of February ___, 1999 ("Keswick Agreement") between Internet Cable Corporation ("ICBL") and Intermark Associates V, LLC. ("Intermark V"). This letter shall confirm our mutual agreement regarding the matters set forth below:

1. Share Issuance. In consideration for Intermark Management Corporation ("IMC") consenting to its affiliate, Intermark V entering into the Keswick Agreement, ICBL shall cause to be issued to IMC (or its assigns) 100,000 shares of its Common Stock ("Shares"). IMC understands and agrees that the Shares have not and will not be registered under the Securities Act of 1933, as amended, and therefore, are "restricted securities". Intermark further understands that Intermark may be required to hold the Shares indefinitely. The Shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

ICC may place a stop order with its transfer agent for the shares to insure compliance with rules and regulations of the Securities and Exchange Commission ("SEC").

         IMC represents and warrants to ICBL that it is an "Accredited Investor" as defined in Regulation D of the SEC.

2. First Offer Option. In consideration of the services provided hereunder by ICBL to Intermark V IMC hereby grants to ICBL the right and option to provide cable television systems at other facilities owned by IMC and its affiliates, as well as related telecommunications services such as Internet access. At facilities managed by IMC, it shall use its best efforts to assist ICBL in providing services to such management facility, which efforts will include recommending ICBL to the owner of such facilities. IMC hereby agrees that it shall provide the rights and option to provide such services at other owned facilities prior to engaging any other cable television provider. Notwithstanding the foregoing, the parties agree that Intermark shall have the right to retain a third party at other facilities in the event that IMC, in good faith, determines that ICBL is unable to deliver such services competitively.

ACCEPTED AND AGREED:
February ___, 1999

INTERMARK MANAGEMENT, INC.          INTERNET CABLE CORPORATION

By: _____________________________           By: ________________________________
       Name: Mark T. Stuckey                        Name: Timothy R. Karnes
       Title: President                             Title: President